Haynie & Company Certified Public Accountants & Management Consultants	1785 W 2300 S West Valley City, UT 84119 Phone: 801-972-4800 Fax: 801-972-8941 www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of CoJax Oil and Gas Corporation. Of our report dated May 13, 2021, relating to our audits of the December 31, 2020 consolidated financial statements of CoJax Oil and Gas Corporation., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company Salt Lake City, Utah September 14, 2021